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                                                                     EXHIBIT 4.5
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                       TRANSOCEAN OFFSHORE (TEXAS) INC.,

                           TRANSOCEAN OFFSHORE INC.

                                      AND

                           CHASE BANK OF TEXAS, N.A.

                                    TRUSTEE

                          ---------------------------

                         SECOND SUPPLEMENTAL INDENTURE

                                  DATED AS OF

                                 MAY 14, 1999


                                      TO

                                   INDENTURE

                                  DATED AS OF

                                APRIL 15, 1997


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          SECOND SUPPLEMENTAL INDENTURE, dated as of May 14, 1999, between
TRANSOCEAN OFFSHORE (TEXAS) INC., a corporation duly organized and existing under the laws of the State of Texas (herein called the "Transocean-Texas"), TRANSOCEAN OFFSHORE INC., a Cayman Islands exempted company limited by shares ("Transocean-Cayman"), each having its principal office at 4 Greenway Plaza, Houston, Texas 77046, and CHASE BANK OF TEXAS, N.A. (formerly, Texas Commerce Bank National Association), as Trustee (herein called the "Trustee"), the office of the Trustee at which at the date hereof its corporate trust business is principally administered being 600 Travis Street, Suite 1150, Houston, Texas 77002.

                            RECITALS OF THE COMPANY

          Transocean Offshore Inc., a Delaware corporation (the "Company"), has executed and delivered to the Trustee an Indenture, dated as of April 15, 1997 (the "Original Indenture" and as supplemented by a First Supplemental Indenture, dated as of April 15, 1997, and by this Second Supplemental Indenture, the "Indenture"), providing for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), issuable in one or more series as in the Indenture provided. All capitalized terms used herein which are defined in the Original Indenture shall have the meanings assigned thereto in the Original Indenture unless otherwise defined herein.

          Pursuant to an Agreement and Plan of Merger and Conversion dated as of March 12, 1999 between the Company and Transocean-Texas, the Company will be merged (the "Merger") with and into Transocean-Texas, with Transocean-Texas to be the surviving corporation, and following such Merger, Transocean-Texas will convert to and register by way of continuation and continue its existence as (the "Conversion") Transocean -Cayman.

          Section 801(1) of the Original Indenture provides that Transocean-Texas, as the surviving corporation of the Merger, is required to expressly assume, by an indenture supplemental to the Original Indenture, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Amounts, if any) on all the Securities and the performance of every covenant of the Original Indenture on the part of the Company to be performed or observed.

          Section 801(1) of the Original Indenture may be deemed to provide that Transocean-Cayman, as a result of the Conversion, is required to expressly assume, by an indenture supplemental to the Original Indenture, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Amounts, if any) on all the Securities and the performance of every covenant of the Original Indenture on the part of the Company to be performed or observed.

          Section 901(1) of the Original Indenture permits the execution of supplemental indentures without the consent of any Holders to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Original Indenture and in the Securities.
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          Pursuant to the foregoing authority, Transocean-Texas and Transocean-
Cayman propose in and by this Second Supplemental Indenture to supplement and amend the Original Indenture.

          All things necessary to make this Second Supplemental Indenture a valid agreement of Transocean-Texas and Transocean-Cayman, in accordance with its terms, have been done.

          NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

     Section 1. Succession by Merger. As of the effective time of the Merger, Transocean-Texas shall become the successor to the Company for all purposes of the Indenture and Transocean-Texas hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Amounts, if any) on all the Securities and the performance of every covenant of the Indenture, as supplemented by this Second Supplemental Indenture, on the part of the Company to be performed or observed.

     Section 2. Succession by Conversion. As of the effective time of the Conversion, Transocean-Cayman shall become the successor to Transocean-Texas for all purposes of the Indenture and Transocean-Cayman hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Amounts, if any) on all the Securities and the performance of every covenant of the Indenture, as supplemented by this Second Supplemental Indenture, on the part of Transocean-Texas to be performed or observed.

     Section 3. Ratification. The Indenture, as hereby supplemented, is in all respects ratified and confirmed by each of the parties hereto, and all of the rights and powers created thereby or thereunder shall be and remain in full force and effect.


                                   *   *   *

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   TRANSOCEAN OFFSHORE (TEXAS) INC.,
                                   a Texas corporation


[CORPORATE SEAL]                   By  /s/ Nicolas J. Evanoff
                                       ----------------------------------
                                         Name:  Nicolas J. Evanoff
                                         Title: Attorney in Fact



                                   TRANSOCEAN OFFSHORE INC., a
                                   Cayman Islands exempted company limited by shares


[CORPORATE SEAL]                   By  /s/ Eric B. Brown
                                       ----------------------------------
                                         Name:  Eric B. Brown
                                         Title: Vice President



                                   CHASE BANK OF TEXAS, N.A., Trustee


[CORPORATE SEAL]                   By  /s/ Mauri J. Cowan
                                       ----------------------------------
                                         Name:  Mauri J. Cowan
                                         Title: Vice President and Trust Officer

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STATE OF TEXAS      (S)
                    (S)  ss.
COUNTY OF HARRIS    (S)


          This instrument was acknowledged before me on the 14th day of May, 1999, by Nicolas Evanoff, as Attorney-in-Fact of TRANSOCEAN OFFSHORE (TEXAS) INC., a Texas corporation.



                                       /s/ Donna Leah Goode
                                       ----------------------------------
                                       Notary Public

[NOTARIAL SEAL]



STATE OF TEXAS      (S)
                    (S)  ss:
COUNTY OF HARRIS    (S)


          This instrument was acknowledged before me on the 14th day of May, 1999, by Eric B. Brown, as Vice President of TRANSOCEAN OFFSHORE INC., a Cayman Islands exempted company limited by shares.



                                       /s/ Donna Leah Goode
                                       ----------------------------------
                                       Notary Public

[NOTARIAL SEAL]

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STATE OF TEXAS      (S)
                    (S)  ss:
COUNTY OF HARRIS    (S)


          This instrument was acknowledged before me on the 14th day of May, 1999, by Mauri Cowan, as Vice President and Trust Officer of CHASE BANK OF TEXAS, N.A.



                                       /s/ Delores B. Lynch
                                       ----------------------------------
                                       Notary Public

[NOTARIAL SEAL]